Exhibit 99.1

NOCOPI TECHNOLOGIES, INC. ANNOUNCES A MULTI YEAR RENEWAL OF AN EXCLUSIVE LICENSE FOR THE CHILDREN’S ARTS AND CRAFTS MARKET WITH ELMER’S PRODUCTS, INC. IN ADDITION, A NEW EXCLUSIVE LICENSE WITH JL INC. FOR SALES RECORD PROTECTION IN CANADA.

West Conshohocken, PA, December 29, 2009, PR Newswire. Today, Michael A. Feinstein, M.D., Chairman and CEO of Nocopi Technologies, Inc. (OTC Bulletin Board: NNUP), a company dedicated to providing solutions for product counterfeiting, diversion and creative ink technologies for national and international clients is pleased to announce:

A renewal of an exclusive license with Giddy Up and Color Loco, divisions of Elmer’s Products, Inc. “It’s extremely exciting for Nocopi to continue our partnership with the great people at Giddy Up & Color Loco and we look forward to continued growth in this marketplace”, said Dr. Feinstein.

The Giddy Up and Color Loco divisions, headquartered in Ann Arbor, Michigan, focus on licensed-based, creative arts and crafts activity products designed for children. The company’s product lines include Blendy Pens®, ColorSplitz™, Dotza™, SprayZa™, Water WOW®, Color-N-Carry® and Surprize Ink®; their licensed properties include The Backyardigans®, Blue’s Clues®, Dora the Explorer®, Fairly Odd Parents®, SpongeBob SquarePants®, Barbie®, Hello Kitty®, My Little Pony®, Sesame Street® and Spider-Man®. The Company’s product lines have demonstrated strong levels of initial acceptance and repeat purchases through a wide variety of retail distribution channels.

Joshua Pokempner and Julia Benben of the Color Loco division commented “Renewing the partnership that we have with Nocopi is central to our continual development of educational, fun arts and crafts products for children of all ages.”

Nocopi has also granted a new exclusive license to supply products and technologies to JL Inc., Montreal, Quebec, Canada for use in the arena of Secure Retail Sales Records. “We’re very pleased about Nocopi’s new business relationship with JL Inc. and look forward to yearly growth in the arena of Secure Retail Sales Records in Canada,” said Dr. Feinstein.

With a solid history of success for over a quarter of a century, JL Inc. is a reliable supplies partner that is difficult to surpass. They offer a complete line of top quality paper rolls, imaging and printing products. Their services are finely tuned to the customer, small or large. From the retail industry to hospitality markets and individual office requirements, they meet every supply need. Furthermore, in today’s security-conscious environment, they stay on top of changing demands and offer customized safety solutions to protect a company’s business. “We’re now very happy to be able to offer our Canadian customers exclusively Nocopi’s leading secure ink technologies. Nocopi’s inks help fill the need for security, which is more and more prevalent in today’s marketplace” said Olivier Brodeur from JL Inc.

Nocopi Technologies, Inc., a well-known company for the past fifteen years is in the business of developing solutions against counterfeiting, product diversion, document security and authentication via patented technologies (including invisible inks, color changing inks, reactive thread and document security paper products.) Additionally, it develops and markets specialty reactive inks for the educational and toy market.

Forward Looking Information
The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 under the caption “Risk Factors”). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.